UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 8, 2010

DineEquity, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-15283	95-3038279
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

450 North Brand Boulevard, Glendale, California	91203
(Address of Principal Executive Offices)	(Zip Code)

(818) 240-6055

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 8, 2010, DineEquity, Inc. (the “Company”) entered into a Credit Agreement, by and among the Company, Barclays Bank PLC, as administrative agent (the “Administrative Agent”), Raymond James Realty, Inc., as Documentation Agent, Barclays Capital, as Joint Lead Arranger and Joint Book Manager, and Goldman Sachs Bank USA, as Joint Lead Arranger, Joint Book Manager and Syndication Agent, and the lenders and other financial institutions party thereto (the “Credit Agreement”).

The Credit Agreement establishes a senior secured credit facility consisting of a $900.0 million senior secured term loan facility maturing in October 2017 (the “Term Facility”) and a $50.0 million senior secured revolving credit facility maturing in October 2015 (the “Revolving Facility”). The Revolving Facility provides for borrowings up to $50 million, with sub-limits for the issuance of letters of credit and for swingline borrowings, and may be used for general corporate purposes, including working capital, permitted acquisitions, capital expenditure, dividends and investments. The Credit Agreement also provides for an uncommitted incremental facility that permits the Company, subject to certain conditions, to increase the senior secured credit facility by up to $250 million; provided that the aggregate amount of the commitments under the Revolving Facility may not exceed $150 million.

Loans made under the Term Facility and the Revolving Facility will bear interest, at the Company’s option, at an annual rate equal to (i) a LIBOR based rate (which will be subject to a floor of 1.50%) plus a margin of 4.50% or (ii) the base rate (which will be subject to a floor of 2.50%) which will be equal to the highest of (a) the federal funds rate plus 0.50%, (b) the prime rate and (c) the one month LIBOR rate (which will be subject to a floor of 1.50%) plus 1.00%, plus a margin of 3.50%. The margin for the Revolving Facility is subject to leverage-based step-downs. Both the Term Facility and the Revolving Facility are subject to upfront fees of 1.00% of the principal amount thereof.

The loans made under the Credit Agreement will be guaranteed by the Company’s domestic wholly-owned restricted subsidiaries, other than immaterial subsidiaries (the “Guarantors”), and secured by a perfected first priority security interest in substantially all of the tangible and intangible assets of the Company and the Guarantors, including, without limitation, (i) substantially all personal, real and mixed property, (ii) all intercompany debt owing to the Company and the Guarantors and (iii) 100% of the equity interests held by the Company and each of the Guarantors (with customary limits for foreign subsidiaries), subject to certain customary exceptions.

The Credit Agreement will permit the Company to purchase loans under the Term Facility pursuant to customary Dutch auction provisions and subject to customary conditions and limitations. Mandatory prepayments of the senior secured credit facility are required to be made upon the occurrence of certain events, including, without limitation, (i) sales of certain assets, (ii) receipt of certain casualty and condemnation awards proceeds, (iii) the incurrence of certain additional indebtedness and (iv) excess cash flow.

The Credit Agreement will require the Company to comply with certain financial covenants, including a minimum consolidated interest coverage ratio and a maximum consolidated leverage ratio, in each case, commencing with the fiscal quarter ending April 3, 2011, and subject to step-ups or step-downs, as applicable. The Credit Agreement will include certain negative covenants restricting the ability of the Company and the Company’s existing and future restricted subsidiaries to, among other things, modify material agreements and/or incur additional debt, incur liens, make certain investments and acquisitions, make fundamental changes, transfer and sell assets, pay dividends and make distributions, modify the nature of the Company’s business, enter into agreements with shareholders and affiliates, enter into burdensome agreements, change the Company’s fiscal year, make capital expenditures and prepay certain indebtedness, subject to certain customary exceptions, including carve-outs and baskets.

The Credit Agreement contains certain customary representations and warranties, affirmative covenants and events of default, including change of control provisions and cross-defaults to other debt. Upon the occurrence of an event of default, the lenders, by a majority vote, will have the ability to direct the Administrative Agent to terminate the loan commitments, accelerate all loans and exercise any of the lenders’ other rights under the Credit Agreement and the related loan documents on behalf of the lenders.

The initial funding of loans under the credit agreement is expected to occur on October 19, 2010, subject to customary closing conditions. The Company intends to use the proceeds of such loans, together with the net proceeds from other previously announced debt financing and cash on hand, to fund the previously announced tender offers and consent solicitation for certain series of its subsidiaries’ outstanding securitization notes, to satisfy and discharge the indentures governing such securitization notes, to redeem, prepay or purchase any of such securitization notes that are not tendered and to redeem some or all of the outstanding shares of its Series A Perpetual Preferred Stock.

The Credit Agreement will be filed as an exhibit to the Company’s next Quarterly Report on Form 10-Q or a Current Report on Form 8-K following the closing of the transactions described herein.

Item 8.01 Other Events.

Credit Agreement

On October 8, 2010, the Company issued a press release announcing the signing of the Credit Agreement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is herein incorporated by reference.

Extension of Expiration Date of Tender Offers

On October 8, 2010, the Company issued a press release announcing that with respect to its previously announced offers to purchase for cash (the “Tender Offers”) any and all of the outstanding principal amount of the Applebee’s Notes, the IHOP 2007-1 Notes and the IHOP 2007-3 Notes (each as defined below), the Company has extended the Expiration Date of the Tender Offers from 5:00 p.m., Eastern Daylight Time, on October 8, 2010 to twelve midnight (end of day), Eastern Daylight Time, on October 15, 2010, unless extended or earlier terminated by the Company:

•

(i) the Series 2007-1 Class A-2-II-A Fixed Rate Term Senior Notes due December 2037 and (ii) the Series 2007-1 Class A-2-II-X Fixed Rate Term Senior Notes due December 2037 (collectively, the “Applebee’s Notes”), each issued by Applebee’s Enterprises LLC, a Delaware limited liability company, Applebee’s IP LLC, a Delaware limited liability company, and certain other entities listed as co-issuers in the indenture governing the Applebee’s Notes (collectively, the “Applebee’s Issuers”); and

•

(i) the Series 2007-1 Fixed Rate Term Notes due March 2037 (the “IHOP 2007-1 Notes”) and (ii) the Series 2007-3 Notes due December 2037 (the “IHOP 2007-3 Notes”), each issued by IHOP Franchising, LLC, a Delaware limited liability company, and IHOP IP, LLC, a Delaware limited liability company (collectively, the “IHOP Issuers” and, together with the Applebee’s Issuers, the “Issuers”).

A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and is herein incorporated by reference.

Refranchising Transactions

On October 11, 2010, the Company issued a press release announcing the sale of 36 company-operated Applebee’s restaurants in Missouri and Illinois. A copy of the press release is attached as Exhibit 99.3 to this Current Report on Form 8-K and is herein incorporated by reference.

On October 11, 2010, the Company issued a press release announcing the sale of 20 company-operated Applebee’s restaurants in Virginia. A copy of the press release is attached as Exhibit 99.4 to this Current Report on Form 8-K and is herein incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit Number	Description

99.1	Press release dated October 8, 2010, announcing the signing of the Credit Agreement.

99.2	Press release dated October 8, 2010, re Extension of Tender Offers.

99.3	Press release dated October 11, 2010, re Sale of 36 Company-Operated Applebee’s Restaurants in Missouri and Illinois.

99.4	Press release dated October 11, 2010, re Sale of 20 Company-Operated Applebee’s Restaurants in Virginia.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 12, 2010

DineEquity, Inc.

By:	/s/ John F. Tierney
	Name:	John F. Tierney
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated October 8, 2010, announcing the signing of the Credit Agreement.

99.2	Press release dated October 8, 2010, re Extension of Tender Offers.

99.3	Press release dated October 11, 2010, re Sale of 36 Company-Operated Applebee’s Restaurants in Missouri and Illinois.

99.4	Press release dated October 11, 2010, re Sale of 20 Company-Operated Applebee’s Restaurants in Virginia.